REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of KES Acquisition Company, LLC

We have audited the accompanying balance sheets of KES Acquisition Company, LLC, as of September 30, 2004 and 2003, and the related statements of operations, member’s equity, and cash flows for the year ended September 30, 2004 and for the period from July 3, 2003 (inception) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KES Acquisition Company, LLC as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the year ended September 30, 2004, and for the period from July 3, 2003 (inception) to September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $6,947,706 and a negative cash flow from operating activities of $28,125,412 for the year ended September 30, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Los Angeles, California
August 22, 2006

KES ACQUISITION COMPANY, LLC
BALANCE SHEETS

	September 30, 2003		September 30, 2004		December 31, 2004
					(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents		$630,727	$	---	$385,720
Accounts receivable, less allowance for doubtful accounts of $147,399 at September 30, 2004 and $297,429 at December 31, 2004		---		14,017,255	10,357,671
Inventories		---		15,866,201	15,912,385
Prepaid expenses and other current assets		290,682		1,485,525	1,124,932
Total current assets		921,409		31,368,981	27,780,708

Property, plant and equipment		4,025,184		6,626,591	6,627,863
Less accumulated depreciation and amortization		(341)		(333,390)	(517,143)
Property, plant and equipment, net		4,024,843		6,293,201	6,110,720

Other assets:
Deferred loan costs, net of amortization of $123,063 at September 30, 2004 and $195,678 at December 31, 2004		---		503,763	531,148
Deposits		174,460		225,060	225,060
Due from YouthStream Acquisition Corp.		---		62,395	187,702
Total other assets		174,460		791,218	943,910

Total assets		$5,120,712		$38,453,400	$34,835,338

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Cash overdraft	$	---		$306,634	$ ---
Accounts payable		57,795		8,587,497	6,913,679
Accrued expenses		1,520,289		2,059,465	1,529,181
Secured line of credit		---		15,409,619	14,272,495
Current portion of equipment contract payable		---		72,629	72,016
Current portion of capital lease obligation		---		320,702	332,879
Total current liabilities		1,578,084		26,756,546	23,120,250

Non-current liabilities:
Accrued interest payable:
12% subordinated promissory notes payable to related parties		---		245,753	457,479
12% subordinated promissory notes payable to related parties		---		7,000,000	7,000,000
Equipment contract payable, less current portion		---		249,805	231,187
Capital lease obligation, less current portion		---		1,684,320	1,596,392
Deferred rent		---		180,450	171,428
Total liabilities		1,578,084		36,116,874	32,576,736

Commitments and contingencies

Member’s equity		3,542,628		2,336,526	2,258,602

Total liabilities and member’s equity		$5,120,712		$38,453,400	$34,835,338

See accompanying notes to financial statements.

KES ACQUISITION COMPANY, LLC
STATEMENTS OF OPERATIONS

	July 3, 2003 (inception) to September 30, 2003		October 1, 2003 to September 30, 2004	October 1, 2003 to December 31, 2003	October 1, 2004 to December 31, 2004
				(Unaudited)	(Unaudited)

NET SALES	$	---	$48,911,338	$ ---	$27,487,646

COSTS AND EXPENSES
Cost of sales		---	51,158,622	---	25,760,188
Mill start-up costs		18,186	568,846	240,022	---
Selling		7,112	571,051	86,690	357,704
General and administrative		184,321	2,985,612	603,499	837,779
		209,619	55,284,131	930,211	26,955,671
Operating income (loss)		(209,619)	(6,372,793)	(930,211)	531,975

OTHER INCOME (EXPENSE)
Interest income		622	27,630	15,995	40
Interest expense:
Notes payable to related parties		---	(245,753)	---	(211,726)
Other		(342)	(564,513)	(2,026)	(485,174)
Other income (expense), net		---	207,723	57,010	86,961
		280	(574,913)	70,979	(609,899)

NET LOSS		$(209,339)	$(6,947,706)	$(859,232)	$(77,924)

See accompanying notes to financial statements.

KES ACQUISITION COMPANY, LLC
STATEMENT OF MEMBER’S EQUITY
FROM JULY 3, 2003 (INCEPTION) TO DECEMBER 31, 2004

Balance at July 3, 2003 (inception)	$	---
Capital contributed by member		3,751,967
Net loss from July 3, 2003 (inception) to September 30, 2003		(209,339)
Balance at September 30, 2003		3,542,628
Capital contributed by member		5,741,604
Net loss for the period October 1, 2003 to September 30, 2004		(6,947,706)
Balance at September 30, 2004		2,336,526
Net loss for the period October 1, 2004 to December 31, 2004		(77,924)
Balance at December 31, 2004 (Unaudited)		$2,258,602

See accompanying notes to financial statements.

KES ACQUISITION COMPANY, LLC
STATEMENTS OF CASH FLOWS

	July 3, 2003 (inception) to September 30, 2003		October 1, 2003 to September 30, 2004		October 1, 2003 to December 31, 2003		October 1, 2004 to December 31, 2004
					(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(209,339)		$(6,947,706)		$(859,232)		$(77,924)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization		341		333,049		1,211		183,753
Amortization of loan costs		---		123,063		---		72,615
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable, net		---		(14,017,255)		---		3,659,584
Inventories		---		(15,866,201)		---		(46,184)
Prepaid expenses and other current assets		(290,682)		(1,194,843)		69,810		360,593
Deposits and other assets		(174,460)		(50,600)		(50,600)		---
Increase (decrease) in -
Accounts payable and accrued expenses		398,943		9,068,878		(164,783)		(2,204,102)
Accrued interest to related parties		---		245,753		---		211,726
Deferred rent		---		180,450		---		(9,022)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		(275,197)		(28,125,412)		(1,003,594)		2,151,039

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		(2,846,043)		(163,055)		---		(4,300)
Loan fees paid		---		(598,299)		---		(100,000)
Proceeds from disposal of fixed assets		---		---		---		3,028
Acquisition costs advanced to YouthStream Media Networks, Inc.		---		(62,395)		---		(125,307)
NET CASH USED IN INVESTING ACTIVITIES		(2,846,043)		(823,749)		---		(226,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed by LLC member		3,751,967		5,741,604		5,650,000		---
Proceeds from notes payable to related parties		---		7,000,000		---		---
Net borrowings under secured line of credit		---		15,381,092		---		(1,137,124)
Increase (decrease) in cash overdraft		---		306,634		---		(306,634)
Principal payments on notes payable		---		(110,896)		---		(94,982)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES		3,751,967		28,318,434		5,650,000		(1,538,740)

CASH AND CASH EQUIVALENTS
Net increase (decrease)		630,727		(630,727)		4,646,406		385,720
Balance at beginning of period		---		630,727		630,727		---
Balance at end of period		$630,727	$	---		$5,277,133		$385,720

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest		$342		$451,970		$2,026		$414,061
Cash paid for income taxes	$	---	$	---	$	---	$	---

NON-CASH INVESTING AND FINANCING ACTIVITIES
Refurbishment liability accrued upon mill acquisition		$979,141	$	---	$	---	$	---
Accrued remedial costs of mill acquisition		$100,000	$	---	$	---	$	---
Accrued asset retirement obligation of mill acquisition		$100,000	$	---	$	---	$	---
Loan fees capitalized and added to note principal	$	---		$28,527	$	---	$	---
Equipment purchased on contract payable	$	---		$336,622	$	---	$	---
Equipment acquired pursuant to capital lease	$	---		$2,101,730	$	---	$	---

See accompanying notes to financial statements.

KES ACQUISITION COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
PERIOD FROM JULY 3, 2003 (INCEPTION) TO SEPTEMBER 30, 2003,
YEAR ENDED SEPTEMBER 30, 2004, AND
OCTOBER 1, 2004 TO DECEMBER 31, 2004 (unaudited)

1. Organization and Basis of Presentation

Basis of Presentation

KES Acquisition Company, LLC (“KES” or the “Company”), a single-member Delaware limited liability company was established on July 3, 2003 (inception) to acquire the assets, consisting primarily of a steel mini-mill near Ashland, Kentucky. Such acquisition was completed on September 3, 2003 for the cash consideration of $2,650,000 pursuant to Section 363 of the United States Bankruptcy Code.

The Mill had been in operation for approximately forty years and was refurbished by the Company subsequent to its acquisition.  The refurbished Mill has been generating revenues since late January 2004. As currently configured, the Mill has an annual production capacity of 240,000 tons of steel, and is currently operating at approximately 80% of such annualized capacity. Management is focusing on developing the business and improving operating efficiencies.

The Mill produces bar flats that are produced to a variety of specifications and fall primarily into two general quality levels - merchant bar quality steel bar flats (“MBQ Bar Flats”) for generic types of applications, and special bar quality steel bar flats (“SBQ Bar Flats”), where more precise customer specifications require the use of alloys, customized equipment and special production procedures to insure that the finished product meets critical end-use performance characteristics. The Mill is a leading manufacturer of SBQ Bar Flats for the cold draw bar converter and truck trailer support beam markets.

The Mill manufactures over 2,600 different Bar Flat items which are sold to the leaf-spring suspension market for light- and heavy-duty trucks, mini-vans and utility vehicles, cold drawn bar converters, certain specialty applications for steel service centers, truck trailer manufacturers and other miscellaneous markets. The Mill was specifically designed to manufacture wider and thicker bar flats up to three inches in thickness and twelve inches in width that are required by these markets. In addition, the Mill employs a variety of specially designed equipment which is required in order to manufacture SBQ Bar Flats to the specifications of the Mill’s customers.

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements as of December 31, 2004, and for the three months ended December 31, 2003 and 2004, are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring accruals, necessary to present fairly the financial position at December 31, 2004, the results of operations for the three months ended December 31, 2003 and 2004, and the cash flows for the three months ended December 31, 2003 and 2004.

The results of operations for the three months December 31, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending September 30, 2005.

Going Concern

The Company has incurred recurring operating losses since its inception. The Company incurred a net loss of $6,947,706 and a negative cash flow from operating activities of $28,125,412 for the year ended September 30, 2004. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect of the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company relies on cash flows from operations to support a secured line of credit with General Electric Capital Corporation to fund its operations. Based on its current level of operations, the Company believes that its current cash resources provided by operations and the secured line of credit will be adequate to fund its operations through September 30, 2005. However, to the extent the Company’s estimates are inaccurate or its assumptions are incorrect, the Company may not have sufficient cash resources to fund its operations. In such event, the Company may have to consider a formal or informal restructuring or reorganization, including a sale or other disposition of its assets.

The Company’s management may also consider various strategic alternatives in the future, including the acquisition of new business opportunities, which may be from related or unrelated parties.  However, there can be no assurances that such efforts will ultimately be successful.  The Company may finance any acquisitions through a combination of debt and/or equity securities.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and equivalents include all cash, demand deposits and money market accounts with original maturities of three months or less.

Accounts Receivable

The Company grants credit to its customers generally in the form of short-term trade accounts receivable. Management evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. When appropriate, management provides for probable uncollectible amounts through a provision for doubtful accounts and an adjustment to a valuation allowance. Management reviews and adjusts this allowance periodically based on the aging of accounts receivable balances, historical write-off experience, customer concentrations, customer creditworthiness, and current industry and economic trends. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventories

Inventories are comprised of raw materials (consisting of billets and scrap metal), semi-finished goods and finished goods. Inventory costs include material, labor and manufacturing overhead. Inventories are valued at the lower of average cost or market. The average cost of the billets and scrap metal is adjusted periodically to reflect current changes in cost inputs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for routine maintenance and repairs are charged to expense as incurred. Expenditures for equipment renewals and improvements, which extend the useful life of an asset, are capitalized. Certain equipment held under capital lease is classified as property, plant and equipment and the related obligation is recorded as a liability. Lease amortization is included in depreciation expense.

Depreciation is provided on the straight-line method over the estimated useful lives of the assets, generally 3 to 20 years for machinery and equipment, and 20 to 40 years for buildings and improvements. Equipment under capital lease is amortized using the straight-line method over the lease term.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

Loan Costs

Direct costs and fees associated with the establishment of debt financing are capitalized and amortized on a straight-line basis over the term of the underlying debt.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occur either upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Shipping and Handling Fees and Costs

In accordance with EITF No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, shipping and handling fees and costs billed to customers are included in net sales and the actual costs incurred by the Company are included in cost of sales.

Operating Leases

Leases where substantially all the rewards and risks of ownership of the assets remain with the leasing company are accounted for as operating leases. Rent payable under operating leases is recorded in the statement of operations on a straight-line basis over the lease terms.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are provided for differences between the carrying amounts of the Company's assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using expected tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. KES Acquisition is treated as a limited liability company for federal and state income taxes. Consequently, federal and state income taxes are not provided for, but rather, are taxed to its sole member.

Asset Retirement Obligations

The Company accounts for its asset retirement obligations in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated costs. SFAS 143 requires that the discounted fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

All material environmental remediation liabilities for non-capital expenditures, which are probable and estimable, are recorded in the financial statements based on current technologies and current environmental standards at the time of evaluation. Adjustments are made when additional information is available that suggests different remediation methods or periods may be required and affect the total cost.

At September 3, 2003, the Company recorded an asset retirement obligation on an undiscounted basis of $100,000. In addition, at September 3, 2003, the Company accrued $100,000 for remediation costs related to the acquisition of the Mill. At September 30, 2003, September 30, 2004, and December 31, 2004, the Company had accrued $200,000, $144,060, and $145,101, respectively, for estimated environmental remediation obligations which are included in accrued liabilities in the accompanying balance sheets at such dates.

Self-Insurance

The Company is self-insured for health care costs up to $25,000 per subscriber annually. Insurance coverage is carried for risks in excess of this amount. The Company recognized self-insured health care expense of approximately $664,000 and $325,000, for the twelve months ended September 30, 2004, and three months ended December 31, 2004, respectively. At September 30, 2004 and December 31, 2004, estimated claims incurred but not reported were approximately $26,000 and $163,000, respectively, which are included in accrued liabilities in the accompanying balance sheets at such dates.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which includes cash and cash equivalents, accounts receivable, cash overdraft, accounts payable, accrued liabilities, and secured line of credit as of September 30, 2004 and December 31, 2004 approximates their respective fair values due to the demand or short-term nature of those instruments and their underlying liquidity. The carrying value of long-term obligations approximates the fair value based on the effective interest rates compared to current market rates.

Concentrations

The Company’s cash balances exceeded federally-insured levels at December 31, 2004. The Company minimizes its credit risk by investing its cash and cash equivalents with major banks and financial institutions located in the United States, as a result of which the Company believes that it had nominal risk with respect to its concentration of balances in cash and cash equivalents at such date.

For the year ended September 30, 2004, the Company has one supplier that accounted for approximately 90% of raw materials purchases, of which approximately $6,904,000 was included in accounts payable at September 30, 2004. For the year ended September 30, 2004, the Company had one customer that accounted for 14.7% of net sales, of which approximately $1,553,000 was included in accounts receivable at September 30, 2004.

For the three months ended December 31, 2004, the Company has two suppliers that account for approximately 91% of raw materials purchases, one providing approximately 47% and the other providing approximately 44%, of which approximately $4,850,000 was included in accounts payable at December 31, 2004. For the three months ended December 31, 2004, the Company has two customers that each accounted for 5% or more of net sales (aggregate 11%), of which approximately $1,300,000 was included in accounts receivable at December 31, 2004.

Comprehensive Income (Loss)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company did not have any items of comprehensive income (loss) for the periods presented.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Recent Accounting Pronouncements and Developments

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs — An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed and production facilities overhead to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company adopted SFAS No. 151 effective October 1, 2005. The adoption of SFAS No. 151 did not have any impact on the Company’s financial statement presentation or disclosures.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29” (“SFAS No. 153”). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions”, to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. Accordingly, the Company adopted SFAS No. 153 effective July 1, 2005. The adoption of SFAS No. 153 did not have any impact on the Company’s financial statement presentation or disclosures.

3. Inventories

Inventories are comprised of the following at September 30, 2003, September 30, 2004, and December 31, 2004:

		September 30, 2003	September 30, 2004	December 31, 2004
				(Unaudited)

Raw materials	$	---	$1,109,498	$2,030,510
Semi-finished goods		---	6,663,213	4,253,444
Finished goods		---	8,093,490	9,628,431
Total	$	---	$15,866,201	$15,912,385

4. Property, Plant and Equipment

Property, plant and equipment consisted of the following at September 30, 2003, September 30, 2004 and December 31, 2004:

	September 30, 2003	September 30, 2004	December 31, 2004
			(Unaudited)

Land	$145,558	$145,558	$142,498

Buildings and improvements	522,440	672,497	672,529
Machinery and equipment	3,357,186	5,808,536	5,812,836
Total	4,025,184	6,626,591	6,627,863
Accumulated depreciation and amortization	(341)	(333,390)	(517,143)
Property, plant and equipment, net	$4,024,843	$6,293,201	$6,110,720

Assets recorded under capital lease arrangements included in property, plant and equipment consisted of the following at September 30, 2003, September 30, 2004 and December 31, 2004:

		September 30, 2003	September 30, 2004	December 31, 2004
				(Unaudited)

Machinery and equipment	$	---	$2,101,730	$2,101,730
Accumulated depreciation and amortization	---	(140,115)	(245,202)
Property, plant and equipment, net	$	---	$1,961,615	$1,856,528

Depreciation expense for the twelve months ended September 30, 2004 and the three months ended December 31, 2004 was $333,049 and $183,753 (unaudited), respectively.

5. Notes Payable and Long-Term Debt

Subordinated Secured Promissory Notes Payable to Related Parties

Subordinated secured promissory notes payable consist of seven notes payable aggregating $7,000,000 issued by KES to three related parties. The proceeds from these notes were used to accelerate the development and expansion of the steel mini-mill’s operations. The notes bear interest at 12% per annum, with interest payable monthly, subject to compliance with various agreements and covenants, are secured by a subordinated security interest in all of the assets of KES, and are subject to an Intercreditor and Subordination Agreement dated March 24, 2004 with General Electric Capital Corporation. When originally issued, principal and interest were due and payable upon the earlier to occur of (i) an event of default under the Loan and Security Agreement with General Electric Capital Corporation or (ii) each notes respective due date, which ranged from March 31, 2005 to December 31, 2005. As of June 30, 2005, the due dates of the notes had all been extended to December 31, 2006, if not repaid earlier. At September 30, 2004 and December 31, 2004, accrued interest payable with respect to the Subordinated Promissory Notes was $245,753 and $457,479 (unaudited), respectively, almost all of which was paid by September 30, 2005.

At September 30, 2004, the Company was not in compliance with certain covenants under its loan and security agreement with General Electric Capital Corporation (see below), which was an event of default under the terms of its subordinated secured promissory notes payable.  On November 8, 2004, the Company received a waiver of default from General Electric Capital Corporation, which cured the default under the subordinated secured promissory notes payable.

Secured Line of Credit

Effective March 24, 2004, KES entered into a loan and security agreement, as amended, with General Electric Capital Corporation (“GECC”). Under the terms of the original agreement, KES has the ability to borrow up to $16,853,000 (amended to $23,000,000 on November 8, 2004), subject to limitations under the lender’s borrowing base formula and compliance with a minimum fixed charge coverage ratio. Interest is payable monthly in arrears on the outstanding principal balance at the index rate (defined as the thirty-day dealer commercial paper rate, which was 1.74% and 2.25% on September 30, 2004 and December 31, 2004, respectively) plus 5.5% per annum. The line of credit matures on March 24, 2007, and is secured by all of the assets of KES. In addition, after March 9, 2005, the line of credit is also secured by a pledge of (i) the membership interests of KES owned by YouthStream Acquisition Corp. and (ii) the capital stock of Atacama KES owned by Acquisition Corp (see Note 8). As of September 30, 2004 and December 31, 2004, the balance outstanding on the line of credit has been presented as a current liability in the balance sheet at such date due to the collateral securing such line of credit consisting primarily of current assets and the continuing uncertainty with respect to the Company’s ability to maintain compliance under the terms and conditions of the line of credit.

At September 30, 2004, KES was not in compliance with a free cash flow requirement called for in the original agreement with GECC. On November 8, 2004, the violation was waived by GECC and the free cash flow covenant was removed from the agreement by amendment.

At March 31, 2005, KES was not in compliance with the fixed charge coverage ratio based on the consolidated financial statements of YouthStream Media Networks, Inc. and Subsidiaries, its then parent (see Note 8), as originally filed, in part relating to changes to its accounting procedures as a result of the review of its financial statements conducted in conjunction with its acquisition by YouthStream, and subsequently received a waiver of default from the lender. At June 30, 2005, KES was in compliance with the fixed charge coverage ratio based on its consolidated financial statements of YouthStream Media Networks, Inc. and Subsidiaries, as originally filed. However, KES was not in compliance with the fixed charge coverage ratio at June 30, 2005 based on the revised consolidated financial statements of YouthStream Media Networks, Inc. and Subsidiaries, as a result of a determination by management to re-characterize a lease for certain equipment used by KES as a capital lease rather than an operating lease. In addition, KES was not in compliance with its obligation to deliver audited financial statements in the form and time period as set forth in the loan agreement. On June 26, 2006, the Company received a waiver of default from the lender with respect to the fixed charge coverage ratio for the restated March 31, 2005 and June 30, 2005 interim financial statements, as well as with respect to the form and timeliness of the September 30, 2005 annual audited financial statements being provided to GECC.

At September 30, 2005, KES was in compliance with the fixed charge coverage ratio based on Youthstream’s consolidated financial statements.

In the event that KES is not in compliance with the fixed charge coverage ratio in any future period, the Company intends to seek a further waiver of any default from the lender, and if no such waiver is received, the lender would have the right to accelerate the maturity of the line of credit at that time.

Equipment Contract Payable

The equipment contract payable is due in 46 equal monthly installments of $8,099, including interest at 9.35% per annum, with a balloon payment of $35,252 due on May 8, 2008. The equipment contract payable is secured by the related equipment. As of December 31, 2004, the balance outstanding on the equipment contract payable was $303,203 (unaudited). Future scheduled principal payments on the equipment contract payable are summarized as follows:

Twelve Months Ending September 30,
2005	$72,629
2006	77,091
2007	84,615
2008	88,098
Total principal payments	322,434
Less current portion	(72,629)
Non-current portion	$249,805

Capital Lease Obligation

The Company leases a ladle metallurgy furnace facility under a capital lease arrangement requiring monthly payments of $50,000 per month for a term of 5 years commencing June 1, 2004, reflecting a total obligation of $3,000,000. The Company has the option to renew the lease for an additional 5 years. The Company determined that the fair value of this asset at the date of acquisition, calculated utilizing an effective interest rate of 15% per annum, was $2,101,730. At September 30, 2004, future minimum annual lease payments under this capital lease arrangement are as follows:

Twelve Months Ending September 30,
2005	$600,000
2006	600,000
2007	600,000
2008	600,000
2009	400,000
Total minimum payments	2,800,000
Amount representing interest	(794,978)
Obligations under capital lease	2,005,022
Less current portion	(320,702)
Non-current portion	$1,684,320

6. Income Taxes

The Company is treated as a limited liability company for federal and state income taxes. Consequently, federal and state income taxes are not provided for, but rather, are taxed to its sole member.

7. Commitments and Contingencies

Operating Leases

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows at September 30, 2004:

Twelve Months Ending September 30,
2005	$420,333
2006	420,333
2007	403,026
2008	384,828
2009 and thereafter	365,256
Total minimum payments	$1,993,776

Rental expense for the twelve months September 30, 2004 and three months ended December 31, 2004 was $358,525 and $148,691, respectively.

Operating Commitments

The Mill has been operating under a Management Services Agreement with a management company effective through October 31, 2009 that provides for the management company to provide, at its expense, employees to serve as the General Manager of the Mill and provide oversight and general management of the operations of the Mill, for which the management company receives an annual fee of $700,000, payable monthly, and bonus payments based on 16.6% of defined earnings before interest, taxes, depreciation and amortization (“EBITDA”) in excess of $4,500,000 for the nine months ending September 30, 2005 and $6,000,000 for the fiscal years ending September 30, 2006 and thereafter.

Legal Proceedings

The Company has been named in a wrongful death lawsuit in West Virginia with respect to an employee of a contractor who died while working at the Mill in April 2004. KES is being defended by its insurance carrier in this lawsuit. The Company does not believe that the resolution of this litigation will have a material adverse effect on its financial condition or results of operations.

8. Subsequent Event

On March 9, 2005, YouthStream Media Networks, Inc. (“YouthStream”), completed the acquisition of KES (the "Acquisition"), which was deemed effective March 1, 2005. Pursuant to definitive agreements executed with KES Holdings and Atacama Capital Holdings, Ltd., a British Virgin Islands company ("Atacama", and together with KES Holdings, collectively, the "Sellers"), YouthStream, through its newly-formed subsidiary, YouthStream Acquisition Corp., a Delaware corporation ("Acquisition Corp."), acquired 100% of the membership interests of KES by acquiring (i) a 37.45% membership interest from KES Holdings and (ii) all of the capital stock of Atacama KES Holding Corporation, a wholly-owned subsidiary of Atacama (“Atacama KES”) and the owner of the remaining 62.55% membership interest in KES. As consideration for the Acquisition, Acquisition Corp. issued to the Sellers (i) $40,000,000 in promissory notes (the “Notes”), (ii) 25,000 shares of 13% Series A Non-Convertible Preferred Stock with an aggregate liquidation value of $25,000,000 (the “13% Series A Preferred Stock”) and (iii) 100% of its authorized shares of Series B Non-Voting Common Stock. With respect to the $65,000,000 of purchase consideration, $19,000,000 of the Notes and $10,000,000 of the 13% Series A Preferred Stock were issued to KES Holdings, and $21,000,000 of the Notes and $15,000,000 of the 13% Series A Preferred Stock were issued to Atacama. YouthStream also contributed an aggregate of $500,000 of cash to Acquisition Corp. as consideration for the issuance by Acquisition Corp. of 100% of its Series A Voting Common Stock. In addition, YouthStream will periodically be required to purchase shares of Series B Preferred Stock of Acquisition Corp. in amounts equal to distributions it receives on its KES Holdings membership interest.

As a result of these transactions, YouthStream owns 80.01% of the common stock, and 100% of the voting stock, of Acquisition Corp. The remaining 19.99% common stock interest in Acquisition Corp. is owned 62.55% by Atacama and 37.45% by KES Holdings. YouthStream currently has a 2.67% equity interest in KES Holdings (this percentage has increased from 1.00% as a result of the redemption of another member’s interest).

Subsequent to this transaction, the management of the Mill continued unchanged. This transaction did not result in any change in the Mill’s business operations or financial condition, and, other than as set forth herein, the working capital, operating cash flow, debt service obligations and credit profile of the Mill were not affected in any way by this transaction.

As described herein, the Notes and 13% Series A Preferred Stock were issued by Acquisition Corp., the parent company of KES. KES is a separate legal entity that owns and operates the Mill. The Notes are legal obligations solely of Acquisition Corp., and are not obligations of KES, nor are they secured by the assets or cash flows of the Mill. Pursuant to the terms of the transaction documentation in connection with the Acquisition and the loan facility with General Electric Capital Corporation (“GECC”), YouthStream and Acquisition Corp. are currently limited in their ability to receive cash distributions from KES, but are permitted to receive tax sharing payments as described below. Any change in control of Acquisition Corp. in the future as a result of the holders of the Notes exercising their legal rights would not reasonably be expected to have a material impact on the operations or financial position of the Mill.

Since the acquisition of the Mill by the Sellers, the Mill has been operating under a Management Services Agreement with Pinnacle Steel, LLC (the "Pinnacle Agreement"), which agreement remained in effect following the closing. The principals of Pinnacle Steel LLC that manage the Mill have significant experience and expertise in the steel industry. The Pinnacle Agreement will remain in effect through October 31, 2009, subject to earlier termination or extension based on the financial performance of the Mill. Pinnacle is entitled to a monthly management fee and a management incentive fee as provided in the Pinnacle Agreement.

Related parties with respect to this transaction are summarized as follows: Robert Scott Fritz, a director of YouthStream, is an investor in KES Holdings. Hal G. Byer, another director of YouthStream, is an employee of affiliates of Libra/KES Investment I, LLC ("Libra/KES"), the Manager of KES Holdings, and has an economic interest in KES Holdings through his relationship with Libra Securities, LLC ("Libra Securities"). Jess M. Ravich, a director of YouthStream effective June 26, 2006, is a principal of Libra/KES. In addition, affiliates of Mr. Ravich, including a trust for the benefit of Mr. Ravich and certain of his family members (the “Ravich Trust”) are investors in KES Holdings. Mr. Ravich, either directly or through the Ravich Trust, holds 1,860,000 shares of YouthStream's common stock, warrants to purchase 500,000 shares of YouthStream's common stock exercisable through August 31, 2008, 1,000,000 shares of YouthStream's redeemable preferred stock and an option to purchase 200,000 shares of YouthStream’s common stock exercisable through June 26, 2013, which was issued to Mr. Ravich under YouthStream’s 2000 Stock Option Incentive Plan in connection with his election to the Board. Through his positions at Libra/KES, Mr. Ravich managed the business of KES through February 28, 2005. Subordinated Promissory Notes with a principal amount of $1,650,000 and $450,000 are payable to the Ravich Trust and Libra   Securities Holdings, LLC, the parent of Libra Securities, respectively. Mr. Fritz and Mr. Byer have each previously acquired an option from the Ravich Trust for $2,500 ($0.04 per share) to purchase 62,500 shares of YouthStream's redeemable preferred stock issued to the Ravich Trust in January 2003, exercisable at $0.36 per share until December 31, 2006 or earlier upon the occurrence of certain events.

The Acquisition was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations”, and in accordance with Emerging Issues Task Force (EITF) No. 88-16, “Basis in Leveraged Buyout Transactions”. As a result of the substantial and continuing relationships between YouthStream and the Sellers, and the provisions of EITF 88-16 that are required to be considered when determining the extent of fair value/predecessor basis to be used in recording the transaction, the Acquisition has been recorded at predecessor basis. Since the debt and equity held by the Sellers represented almost the entire amount of capital at risk both before and after the Acquisition, the application of the “monetary test” specified in Section 3 of EITF 88-16, which limits the portion of the purchase consideration that can be valued at fair value to the percentage of the total consideration that is monetary, was utilized by the Company in determining to record the transaction at predecessor basis. The excess of the purchase price over predecessor basis of the net assets acquired has been reflected as a deemed distribution of $63,104,423 to the Sellers at the date of acquisition in the consolidated financial statements.

For taxable periods beginning after February 28, 2005, Acquisition Corp. and Atacama KES are included in the consolidated federal income tax return filed by YouthStream as the common parent.  Acquisition Corp. and Atacama KES have entered into a Tax Sharing Agreement with YouthStream, pursuant to which they have agreed to pay YouthStream an amount equal to 50% of their respective "separate company tax liability", subject to compliance with the GECC secured line of credit.  The term "separate company tax liability" is defined as the amount, if any, of the federal income tax liability (including, without limitation, liability for any penalty, fine, additions to tax, interest, minimum tax and other items applicable to such subsidiary in connection with the determination of the subsidiary's tax liability), which such subsidiary would have incurred if its federal income tax liability for the periods during which it is includible in a consolidated federal income tax return with YouthStream were determined generally in the same manner in which its separate return liability would have been calculated under Section 1552(a)(2) of the Internal Revenue Code of 1986, as amended.  YouthStream has approximately $255,000,000 of federal net operating loss carryovers currently available to offset the consolidated federal taxable income of the affiliated group in the future.